Exhibit 10.10

                                                                Date:___________
                               SONOMA VALLEY BANK

                              SEVERANCE AGREEMENT

     This SEVERANCE AGREEMENT (the "Agreement"), dated as of , is made and entered into by and between Sonoma Valley Bank, a California Corporation (the "Company"), and , (the "Executive").

     WHEREAS, this Agreement is being entered into in order to set forth the specific severance compensation that the Company agrees it will pay to the Executive if the Executive's employment with the Company terminates under certain circumstances described herein;

     NOW, THEREFORE, in consideration of the continued service of the Executive as the of the Company, the mutual covenants and agreements contained in this Agreement, and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Provide Base Salary. In the event the Executive is, within 24 months following a Change in Control of the Company (as defined in Section 3 below) and during the Term of this Agreement (as defined in Section 6 below), actually terminated from his/her employment with the Company or constructively terminated from his/her employment with the Company, he/she shall receive in one lump sum cash payment in an amount equal to of his/her base salary at the time of such termination; provided that no benefit shall be payable hereunder if the Executive's employment is terminated by reason of any act or failure to act by the Executive which constitutes (I) gross malfeasance in the performance of his/her duties, (ii) fraud, deceit, theft or embezzlement against the Company that could reasonable subject the Executive to either civil or criminal liability, or (iii) disloyalty against the Company including without limitation aiding competitors of the Company. The Company, in its sole and absolute discretion, may pay the amount specified above to the Executive in 12 equal monthly installments.

     2. Base Salary. For purposes of this Agreement, the Executive's base salary at any time shall be equal to his/her regular annual salary without regard to any bonuses, incentive payments, cash or non-cash allowances or other fringe benefits.

     3. Change in Control For the purposes of this Agreement, a "Change in Control" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of

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the Company immediately prior to such reorganization, merger or consolidation do not,  immediately  thereafter,  own more than 50 percent of the combined  voting
power   entitled  to  vote  generally  in  the  election  of  directors  of  the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

     4. Constructive Termination. For purposes of this Agreement, the Executive shall be deemed to have been constructively terminated from his/her employment with the Company if he/she voluntarily terminates his/her employment within 24 months after a Change in Control and such termination occurs coincident with or after any of the following events (which event occurs within 24 months after a Change in Control), unless the Executive expressly acknowledges in writing that no constructive termination has taken place;

     (a) Any significant change in the Executive's position, duties, titles, offices, responsibilities and status with the Company as they existed immediately prior to a Change in Control or the assignment to the Executive by the Company of any duties inconsistent therewith, or in derogation thereof;

     (b) A reduction in the Executive's base salary in effect on the date of the Change of Control;

     (c) Any failure by the Company to continue in effect any benefit plan or arrangement or any material fringe benefit in which the Executive was participating immediately prior to a Change of Control, or to substitute and continue other plans providing the Executive with substantially similar benefits, or any action by the Company which would adversely affect the Executive's benefits under such benefit plan or arrangement or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change of Control;

     (d) The Executive's relocation to any place other than the location at which he/she performed his/her duties prior to a Change in Control; of

     (e) Any material breach by the Company of any provision of this Agreement.

5.       Heirs and Successors.

     (a) Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession transaction shall automatically be a material breach of this Agreement for purposes of Section 5, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided in this Section 5 or which otherwise becomes bound by all terms and provisions of this


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Agreement by operation of law.

     (b) Heirs of the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die after becoming entitled to the payment of benefits hereunder any amount still payable to him/her, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, successor, devisees, legatees, or other designee or, if there be no such designee, to the Executive's estate. Until a contrary designation is made to the Company, the Executive hereby designates as his/her beneficiary under this Agreement the person whose name appears below his/her signature on this Agreement.

     6. Term. The term of this Agreement shall be the period commencing and ending ; provided that the Company and the Executive may mutually agree in writing to extend such term.

     7. Not a Contract of Employment. The terms and conditions of this Agreement shall not be deemed to constitute a contract of employment between the Company and the Executive. Nothing in this Agreement shall be construed to entitle the Executive to any benefit hereunder if his/her employment is terminated prior to a Change in Control, and nothing in this Agreement shall be construed to interfere with the Company's right to discharge or discipline the Executive prior to a Change in Control.

     8. Notice. For purposes of this Agreement, notices on all of the communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage pre- paid as follows: If to the Company- Sonoma Valley Bank, 202 West Napa Street, Sonoma, California 95476,
Attention: Chairman of the Board; and if to the Executive, at the address specified at the end of this Agreement. Notice may also be given at such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     9. Validity. The invalidity or unenforecability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     10.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one of the same instrument.

     11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.

SONOMA VALLEY BANK:                      EXECUTIVE:

BY:----------------------                ---------------------------------------

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                                         (Address for Notice)

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                                         (Designated Beneficiary)


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                                         (Address of Beneficiary)

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